UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2006

WILLIS LEASE FINANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300
Sausalito, California 94965
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:      (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2006, the Registrant entered into a Second Amended and Restated Credit Agreement dated June 30, 2006 among the Registrant, the Banks party to the Agreement, National City Bank, as Administrative Agent and Fortis Bank (Nederland) N.V., as Structuring and Security Agent (the “Credit Agreement”). The Credit Agreement provides a $200 million credit facility at a variable interest rate for a term of three years, the first two years of which are on a revolving basis. The obligations of the Registrant are secured by a security interest in substantially of Registrant’s assets. The credit facility is available to finance the acquisition of aircraft engines  as well as for general working capital purposes. The facility has a revolving period that ends in June 30, 2008 with a final maturity on June 30, 2009.  Fortis Bank and HSH Nordbank (one of the participating banks) are also lenders to the Registrant’s securitization, Willis Engine Securitization Trust  Series A-2, Series B-1 and Series B-2 Notes.

Item 7.01 Regulation FD Disclosure

On July 7, 2006, the Company issued a Press Release announcing the renewal and expansion of its primary revolving credit facility. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Company hereby furnishes the following exhibit pursuant to Item 1.01, “Entry into a Material Definitive Agreement”.

Exhibit No.	Description

99.1	Press Release issued on July 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2006.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Robert M. Warwick
Robert M. Warwick Executive Vice President and Chief Financial Officer